UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2007

FREEPORT-McMoRan COPPER & GOLD INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9916	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1615 Poydras Street
New Orleans, Louisiana	70112
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (504) 582-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Freeport-McMoRan Copper & Gold Inc. (FCX) issued a press release dated March 19, 2007, announcing that it has commenced a public offering of approximately 35 million shares of common stock. FCX also announced today that it has concurrently commenced a public offering of 10 million shares of mandatory convertible preferred stock for $100.00 per share. FCX intends to use the net proceeds from these offerings to repay indebtedness incurred in connection with the acquisition of Phelps Dodge Corporation. See Exhibit 99.1

Item 9.01. Financial Statements and Exhibits.

(d) Exhibit.

The Exhibit included as part of this Current Report is listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan COPPER & GOLD INC.

By: /s/ C. Donald Whitmire, Jr.
----------------------------------------
C. Donald Whitmire, Jr.
Vice President and Controller -
Financial Reporting
(authorized signatory and
Principal Accounting Officer)

Date: March 19, 2007

Freeport-McMoRan Copper & Gold Inc.
Exhibit Index

Exhibit
Number

99.1	Press release dated March 19, 2007, titled “Freeport-McMoRan Copper & Gold Inc. Announces Commencement of Public Offering of Common Stock and Mandatory Convertible Preferred Stock.”